UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2012

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2012, Allscripts Healthcare Solutions, Inc. (“Allscripts” or the “Company”) appointed Paul M. Black, age 54, as its President and Chief Executive Officer, effective immediately. Mr. Black spent more than 12 years with Cerner Corporation and retired as its Chief Operating Officer in 2007. Prior to Cerner, Mr. Black was with IBM from 1982 to 1994, in a number of senior sales, marketing and professional services leadership positions. Since 2007, he has been a Senior Advisor with New Mountain Capital in New York and served as a Director with several New Mountain portfolio companies. Mr. Black recently has served as an operating executive with Genstar Capital, responsible for expanding Genstar’s healthcare and software practices, with specific focus on healthcare technology. In addition to currently serving as an Allscripts board member, Mr. Black is the Chairman of the Board of The Truman Medical Centers, where he has served as a director for 12 years, and is a director of Haemonetics Corporation (NYSE: HAE), a global healthcare company dedicated to providing innovative blood-management solutions.

The Company has entered into an employment agreement with Mr. Black for a three-year term, which automatically renews for additional one-year terms unless either party terminates the agreement with 90 days prior notice. Mr. Black will receive a base salary of $1 million per year, and is eligible for a target bonus of 150% of his base salary, based on performance conditions determined by the Compensation Committee. Mr. Black is entitled to a guaranteed bonus for 2013 of $1.5 million, which will be paid in 2012, but will be subject to clawback by the Company if Mr. Black resigns on or before December 31, 2013 for a reason other than constructive discharge. As an inducement for Mr. Black to accept employment, the Company will (i) pay Mr. Black a $1,250,000 signing bonus in 2012, which is subject to clawback if Mr. Black resigns on or before December 31, 2013 for a reason other than constructive discharge, (ii) grant to Mr. Black restricted stock units for a number of shares having a value of $3 million on the date of grant, which will vest over a period of three years and are subject to a performance-based vesting condition under Section 162(m) of the Internal Revenue Code and (iii) grant to Mr. Black performance-based restricted stock units for a target number of shares having a value of $3 million on the date of grant, vesting one-third at end of each of 2013, 2014 and 2015 based on the ranking of the Company’s total shareholder return (“TSR”) among its peers from the date of grant through the end of the applicable performance period, with an opportunity to make up for the portion not earned in a completed performance period based on the cumulative performance over the three-year period. Payout is capped at 100% of target if the Company’s TSR is negative, and the value of the payout in any performance period cannot exceed five times the target value. Within the first 90 days of 2013, the Company will grant to Mr. Black service-based restricted stock units for a number of shares having a value of $2.5 million on the grant date, vesting over four years and subject to a performance-based vesting condition under Section 162(m) of the Internal Revenue Code and a performance-based equity award with a grant date value of $2.5 million. Mr. Black’s employment agreement provides that if his employment is terminated by the Company without cause or if he resigns due to constructive discharge, as such terms are defined in the agreement, Mr. Black will be entitled to severance pay in an amount equal to two times the sum of Mr. Black’s base salary and target bonus, payable over 24 months, continued health and dental benefits for 24 months (or until Mr. Black is entitled to coverage with a subsequent employer) and an additional 12 months of deemed vesting in his equity awards plus prorated vesting for the year of termination (based on actual performance in the case of performance-based awards). If such termination occurs within two years after, or within 180 days prior to, a change in control, the Company will pay the severance pay described above as a lump sum payment and his equity awards will become fully vested. Mr. Black’s right to receive such severance benefits is conditioned on him waiving and releasing claims he may have against the Company. Under his employment agreement, Mr. Black is subject to confidentiality, nondisclosure, inventions, nonsolicitation, noncompete and nondisparagement restrictions for the benefit of the Company. The foregoing summary of Mr. Black’s employment agreement does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the actual agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

On December 19, 2012, Glen Tullman stepped down from his positions as Chief Executive Officer and Allscripts Board member, and Lee Shapiro stepped down from his position as President and Secretary of the Company. Each of Mr. Tullman and Mr. Shapiro entered into a separation agreement and a consulting agreement with the Company. Pursuant to the terms of each separation agreement, the termination of employment for each executive is by mutual agreement but, except as noted below, will be treated as a termination without cause for purposes of calculating severance and benefits. A termination without cause under each executive’s existing employment agreements provides for (i) a cash payment of one times annual salary plus target bonus, (ii) one year of continued health benefits (which is extended to 18 months under each separation agreement) and (iii) some accelerated vesting of equity awards (i.e., vesting of any awards that would vest during the next year plus a pro rata amount of one additional unvested tranche, subject to satisfaction of any applicable performance conditions). In addition, Mr. Tullman will receive a cash payment of $160,000 relating to a 2012 bonus arrangement and Mr. Shapiro will remain eligible for a performance-based retention bonus, depending on the outcome of performance conditions measured as of December 31, 2012. In consideration for the consulting commitment described below, the separation agreements contain additional vesting (6 months for Mr. Shapiro and 3 months for Mr. Tullman). To the extent legally permitted, cash severance for Mr. Tullman and vesting of equity awards for each executive will occur in 2012. Each separation agreement provides that if a change in control were to occur within 12 months of the termination date, each executive would be entitled to (i) two times annual salary plus target bonus (rather than one times) and (ii) accelerated vesting of substantially all unvested equity awards. Each of Mr. Tullman and Mr. Shapiro has agreed to noncompetition and nonsolicitation covenants for a period of 18 months from the executive’s termination date (in lieu of 12 months in each executive’s employment agreement). Each separation agreement contains a mutual release of claims, a mutual nondisparagement clause and a cooperation covenant from each executive. Mr. Shapiro will consult on a full-time basis until June 30, 2013 at a rate of $100,000 per month. Mr. Tullman will consult for up to 5 days per month for 3 months at $3,000 per day (unless he enters into a full-time employment relationship). The foregoing summary of the separation agreements and consulting agreements does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the actual agreements, copies of which are attached as Exhibits 10.2, 10.3, 10.4 and 10.5, and incorporated herein by reference.

On December 19, 2012, the Company and Diane Adams, Executive Vice President of Culture and Talent, agreed that her employment with the Company would terminate within the next 30 days.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 19, 2012, between Allscripts Healthcare Solutions, Inc. and Paul M. Black

10.2	Separation Agreement, dated as of December 19, 2012, between Allscripts Healthcare Solutions, Inc. and Glen E. Tullman

10.3	Separation Agreement, dated as of December 19, 2012, between Allscripts Healthcare Solutions, Inc. and Lee Shapiro

10.4	Consulting Agreement, dated as of December 19, 2012, between Allscripts Healthcare Solutions, Inc. and Glen E. Tullman

10.5	Consulting Agreement, dated as of December 19, 2012, between Allscripts Healthcare Solutions, Inc. and Lee Shapiro

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: December 19, 2012
	By:	/s/ Rick Poulton
Rick Poulton Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 19, 2012, between Allscripts Healthcare Solutions, Inc. and Paul M. Black

10.2	Separation Agreement, dated as of December 19, 2012, between Allscripts Healthcare Solutions, Inc. and Glen E. Tullman

10.3	Separation Agreement, dated as of December 19, 2012, between Allscripts Healthcare Solutions, Inc. and Lee Shapiro

10.4	Consulting Agreement, dated as of December 19, 2012, between Allscripts Healthcare Solutions, Inc. and Glen E. Tullman

10.5	Consulting Agreement, dated as of December 19, 2012, between Allscripts Healthcare Solutions, Inc. and Lee Shapiro